Exhibit 10.51

EIGHTH AMENDMENT TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT AND

MODIFICATION OF AMENDED AND RESTATED REVOLVING CREDIT NOTE

This Eighth Amendment to Amended and Restated Loan and Security Agreement and Modification of Amended and Restated Revolving Credit Note (the “Eighth Amendment”), dated as of the 9th day of June, 2007 is made by and among IWT TESORO CORPORATION, a Nevada corporation with its chief executive office and principal place of business at Suite 10, 191 Post Road West, Westport, Connecticut 06880, INTERNATIONAL WHOLESALE TILE, INC., a Florida corporation with its chief executive office and principal place of business at 3500 S.W. 42nd Avenue, Palm City, Florida 34990; THE TILE CLUB, INC., a Delaware corporation with its chief executive office and principal place of business at Suite 10, 191 Post Road West, Westport, Connecticut 06880 (“The Tile Club”), and TESORO DIRECT, INC. f/k/a IMPORT FLOORING GROUP, INC., a Delaware corporation with its chief executive office and principal place of business at Suite 10, 191 Post Road West, Westport, Connecticut 06880 (“Tesoro”) (jointly and severally and together with their successors and assigns, collectively, the “Borrower”) and BANK OF AMERICA, N.A., with an office at 200 Glastonbury Boulevard, Glastonbury, Connecticut 06033 (the “Lender”).

W I T N E S S E T H:

WHEREAS, Borrower and the Lender are parties to a certain Amended and Restated Loan and Security Agreement dated as of December 31, 2004, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated April 25, 2005, that certain Second Amendment to Amended and Restated Loan and Security Agreement dated June 30, 2005, that certain Third Amendment to Amended and Restated Loan and Security Agreement dated November 17, 2005, that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated March 31, 2006, that certain Fifth Amendment to Amended and Restated Loan and Security Agreement dated September 5, 2006, that certain Sixth Amendment to Amended and Restated Loan and Security Agreement and Modification of Amended and Restated Revolving Credit Note dated as of December 10, 2006 and that certain Seventh Amendment to Amended and Restated Loan and Security Agreement and Modification of Amended and Restated Revolving Credit Note dated as of March 10, 2007 (collectively, the “Loan Agreement”), pursuant to which the Lender agreed to extend to Borrower a revolving loan in the principal amount of up to $26,500,000 (“Loan”); and

WHEREAS, the Loan is evidenced by that certain Second Amended and Restated Revolving Credit Note dated as of September 5, 2006 in the original principal amount of Twenty-Six Million Five Hundred Thousand and 00/100 Dollars ($26,500,000.00) (the “Note”); and

WHEREAS, Borrower and Lender desire to amend the Loan Agreement and the Note in certain respects; and

WHEREAS, Section 11.3 of the Loan Agreement provides, in part, that no modification or amendment of the Loan Agreement shall be effective unless the same shall be in writing and signed by the parties thereto;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.             Defined Terms. Capitalized terms used in this Eighth Amendment which are defined in the Loan Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

2.             Amendment of Loan Agreement.

(a)           Section 4.1 of the Loan Agreement, entitled “Term of the Agreement”, is hereby deleted in its entirety and replaced with the following:

4.1           Term of Agreement.  Subject to Lender’s right to cease making Loans to Borrower upon or after the occurrence of any Default or Event of Default, this Agreement shall be in effect for a period, through and including September 10, 2007 (the “Term”).

(b)           The following Section, entitled “Minimum EBITDA” is hereby added as a new Section 8.3.4 of the Loan Agreement:

8.3.4        Minimum EBITDA.  Maintain EBITDA of not less than the following amounts for each of the following calendar months in the 2007 fiscal year:

Amount	Calendar Month

$175,000.00	June
$150,000.00	July
$165,000.00	August
$130,000.00	September

This covenant shall be tested on the last day of each calendar month by reference to the calendar month then ending.

3.             Amendment of Note.  The Note is hereby amended by deleting the phrase, “March 10, 2007” in the tenth (10th) line of the first (1st) paragraph thereof and replacing it with the phrase, “September 10, 2007”.

4.             No Other Changes. Except as explicitly amended by this Eighth Amendment, all of the terms and conditions of the Loan Agreement shall remain in full force and effect and shall apply to any loan, letter of credit or swing line loans thereunder.

5.             Representations and Warranties. Borrower hereby represents and warrants to Lender as follows:

(a)           Borrower has all requisite power and authority to execute this Eighth Amendment and to perform all of its obligations hereunder, and this Eighth Amendment has been duly executed and delivered by Borrower and constitutes the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms.

(b)           The execution, delivery and performance by Borrower of this Eighth Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to Borrower, or the articles of incorporation or by-laws of Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its properties may be bound or affected.

(c)           All of the representations and warranties contained in Section 7 of the Loan Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

6.             References. All references in the Loan Agreement to “this Agreement” shall be deemed to refer to the Loan Agreement as amended hereby; and any and all references in the Loan Documents to the Loan Agreement shall be deemed to refer to the Loan Agreement as amended hereby.

7.             Release. Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Eighth Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

8.             Confirmation of other Loan Documents.  Borrower agrees notwithstanding the amendment of the Loan Agreement pursuant to this Eighth Amendment, that the other Loan Documents and its agreements, covenants, obligations, representations and warranties thereunder and therein are hereby expressly ratified, confirmed and restated.

9.             Benefit.  This Eighth Amendment shall inure to the benefit of and bind the parties hereto and their respective successors and assigns.

10.           Fees and Expenses.  Borrower agrees to pay:

(a)           the reasonable legal and other fees, commissions, costs, charges, taxes and other expenses incurred by Lender in connection with the preparation, execution and delivery of this Eighth Amendment; and the fees and disbursements of Lender’s counsel; and

(b)           an amendment fee in the amount of Fifteen Thousand and 00/100 Dollars ($15,000.00), which amendment fee is deemed upon receipt by Lender fully earned and non-refundable under any circumstance.

11.           Limitation.  The foregoing does not constitute an agreement by the Lender to consent to additional transactions or amendments to the various provisions of the Loan Agreement.  The Borrower hereby acknowledges that the Lender shall be entitled to require strict compliance by the Borrower with the Loan Agreement and the Loan Documents.

12.           Confirmation of Forbearance Agreement.  Borrower agrees notwithstanding the amendment of the Loan Agreement pursuant to this Eighth Amendment, that that certain Forbearance Agreement by and between Lender and Borrower dated November 2, 2006 and its agreements, covenants, obligations, representations and warranties thereunder and therein are hereby expressly ratified, confirmed and restated and in no way modified or amended by the terms hereof.

13.           Crisis Consultant.  Borrower covenants and agrees that, within five (5) business days of the date hereof, Borrower shall engage a crisis consultant acceptable to Lender, in its reasonable discretion, to improve Borrower’s liquidity, operating performance and profitability (collectively, “Borrower Deficiencies”), which crisis consultant shall deliver to Lender a written report within thirty (30) days of the date hereof outlining the current status of the Borrower Deficiencies and recommendations to improve such Borrower Deficiencies (“Crisis Report”).  Upon receipt by Lender of the Crisis Report, Borrower and Lender shall agree in writing upon affirmative covenants, benchmarks and/or financial covenants to improve such Borrower Deficiencies.

14.           Miscellaneous.  This Eighth Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

[signature page follows]

[Signature Page to Eighth Amendment to Amended and Restated Loan and Security

Agreement and Modification of Amended and Restated Revolving Credit Note]

S-1

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Amendment to be duly executed as of the date first written above.

BORROWER:

IWT TESORO CORPORATION

By:
Name: Henry J. Boucher, Jr.
Title: President
Duly Authorized

INTERNATIONAL WHOLESALE TILE, INC.

By:
Name: Paul F. Boucher
Title: President
Duly Authorized

THE TILE CLUB, INC.

By:
Henry J. Boucher, Jr.
Its President
Duly Authorized

TESORO DIRECT, INC.

By:
Henry J. Boucher, Jr.
Its President
Duly Authorized

[Signature Page to Eighth Amendment to Amended and Restated Loan and Security

Agreement and Modification of Amended and Restated Revolving Credit Note]

LENDER:

BANK OF AMERICA, N.A.

By:
Deirdre Sikora
Its Vice President
Duly Authorized